Exhibit 99.2

Below is the Company's estimate of the size of the markets in which it participates and its estimated share of such markets, all for calendar year 2006 (in billions except percentage data):

	Reserve Power	Motive Power	Total
Total Market	$2.6	$2.0	$4.6

EnerSys Share	21%	37%	28%

Geographic split of total market:
Americas	31%	40%	35%
EMEA*	41%	49%	45%
Asia	28%	11%	20%

End-markets:
Telecom	48%	-	27%
UPS**	25%	-	14%
Reserve Other	27%	-	15%
Forklift Trucks	-	95%	41%
Motive Other	-	5%	3%

Below is the Company's approximate fiscal year 2007 sales and the percent of sales split by segment, geography and end market (in billions except percentage data):
	Reserve Power	Motive Power	Total
Approximate Net Sales			$1.5

Geographic split:
Americas	-	-	42%
EMEA*	-	-	52%
Asia	-	-	6%

End-markets:
Telecom	42%	-	18%
UPS**	14%	-	6%
Reserve Other	44%	-	19%
Total Reserve Power			43%
Forklift Trucks	-	88%	50%
Motive Other	-	12%	7%
Total Motive Power			57%

* Europe, Middle East and Africa

** Uninterruptible Power Systems